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                                                                   EXHIBIT 10.26

                                PLEDGE AGREEMENT


THIS AGREEMENT is made on this 9th day of November 2000 by and between S3 Incorporated, a company incorporated in Delaware with its headquarters at 2841 Mission College Blvd., Santa Clara, California 95054 ("Pledgor"), and Chinatrust Commercial Bank, a bank incorporated under the laws of the Republic of China ("ROC"), licensed to operate the banking business and having its principal place of business at 3 Sung Shou Road, Taipei, Taiwan, R.O.C. ("Pledgee"), in its capacity as the security agent acting for the interest of all banks ("Bank") under the Credit Agreement (as defined below).

                                   WITNESSETH:

WHEREAS, the Pledgee (acting by and through its New York branch) together with the other banks named therein have entered into a Credit Agreement dated 9 November 2000 with the Pledgor under which the Banks have agreed to extend a loan in the aggregate principal amount of Seven Million United States Dollars (US$70,000,000) (the "Credit Agreement") to the Pledgor on the condition, among other things, that the Pledgor shall provide to the Pledgee and create a pledge thereon (i) on the date hereof, 85,000,000 unrestricted common shares of the Company (as defined below) owned by the Pledgor (the "Shares") with a Collateral Value equivalent to at least 200% of the loan amount on the Initial Drawdown Date and (ii) from time to time pursuant to Section 5(b) or 5(c) hereof, additional Shares owned by the Pledgor (all such Shares pledged by the Pledgor to the Pledgee hereunder the "Pledged Shares"), in each case, as a continuing security to the Pledgee securing the due and punctual payment and performance by the Pledgor of its obligations and liabilities under the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements herein contained, the parties hereto agree as follows:

1.      DEFINITIONS

        In addition to the terms defined above and elsewhere herein as used in this Agreement, the following terms shall have their respective meanings as follows:

        "Company" means United Microelectronics Corp., a corporation duly organized


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        and validly existing under the laws of the ROC and having its principal place of business at 300 No.3, Li-hsin RD. II, Science-Based Industrial Park, Hsinchu, Taiwan, R.O.C.

        "Initial Drawdown Date" means 10 November 2000.

        "Collateral Value" means total value of the Pledged Shares calculated based on the closing price per Pledged Share as quoted on the Taiwan Stock Exchange, converted into U.S. Dollars at the Spot Rate.

        "Secured Obligations" means any and all liabilities and obligations of the Pledgor under the Credit Agreement, including, without limitation, the principal, interest, commissions, charges, fees and expenses payable under the Credit Agreement.

        "Spot Rate" means the amount of New Taiwan Dollars that may be purchased with one United States Dollar, as reported in The Asian Wall Street Journal for the date of such determination.

        "Taiwan Business Day" means any day that is a trading day of the Taiwan Stock Exchange.

        "TSCDC" means Taiwan Securities Central Depositary Corporation.

2.      INTERPRETATION

        (a) Singular, Plural and Gender

        Where applicable:

        (i)    words denoting the singular include the plural;

        (ii)   words denoting the plural include the singular; and

        (iii)  words denoting a gender include each gender.

        (b) Headings

        Headings in this Agreement are for convenience and identification of articles only and do not affect interpretation.


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3.    PLEDGE

        (a) As a continuing security for the Secured Obligations, the Pledgor hereby pledges in favor of the Pledgee all of its rights, title and interests in and to (i) the Shares and (ii) any and all additional Shares of the Company that may be provided and pledged pursuant to Section 5(b) or 5(c) hereof, to constitute a valid and perfected pledge over the Pledged Shares.

        (b) The Pledgee will, on the date hereof, create and register a pledge over the Shares through the book-entry system of TSCDC in favor of the Pledgee in accordance with the book-entry rules of TSCDC. It is hereby agreed upon by the parties hereto that the book entry regarding the pledge as contemplated hereby made by TSCDC as aforesaid shall replace the endorsement and delivery of physical share certificates evidencing the Shares.

        (c) From time to time, the Pledgor shall do such things and execute such documents as the Pledgee may further request to effectuate a valid first priority pledge over the Pledged Shares, including, without limitation, notifying and registering the same with the Company.

4.      REPRESENTATION AND WARRANTIES OF PLEDGOR

        The Pledgor hereby represents and warrants as follows:

        (a) the Pledgor legally and beneficially owns the Pledged Shares free and clear of any lien, charge or encumbrance of any kind, other than the pledge created under this Agreement;

        (b) the execution, delivery and performance of this Agreement by the Pledgor will not contravene or violate any law, regulation, constitutive documents or agreement to which the Pledgor is subject or to which its property may be subject;

        (c) the pledge created hereunder constitutes a valid and perfected first priority security interest over the Pledged Shares, legally binding and enforceable against the Pledgor; and


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        (d)    all governmental and other consents that are required to have been obtained by the Pledgor with respect to this Agreement and the grant of the pledge and security interest have been obtained and are in full force and effect and all conditions of any such consent have been complied with.

5.      UNDERTAKINGS

        (a) The Pledgor undertakes that without the Pledgee's prior written consent, it shall not:

               (i) sell, transfer, assign or otherwise dispose of or purport to sell, transfer, assign or otherwise dispose of any of the Pledged Shares; or

               (ii) create or suffer to exist any mortgage, pledge, charge, lien or other security interest over any of the Pledged Shares.

        (b) In the event the Pledgee determines and notifies the Pledgor that the Collateral Value at any time falls to 175% of the then total outstanding and unpaid principal amount of the loan extended under the Credit Agreement (the "Outstanding Amount"), as calculated and determined by the Pledgee in good faith, the Pledgor shall, within three (3) Taiwan Business Day following the date on which the Pledgee so notifies the Pledgor, provide additional Shares owned by the Pledgor to make up the shortage so that the Collateral Value shall reach 200% of the Outstanding Amount. The Pledgor shall create and register a pledge over the additional Shares being provided as Pledged Shares on such delivery date through the book-entry system of TSCDC.

               As an alternative, the Pledgor may partially prepay the Outstanding Amount (subject to the terms of the Credit Agreement) so as to reduce said amount to a level at which the Collateral Value is again 200% of the Outstanding Amount.

        (c) In the event the Collateral Value falls to or below 130% of the Outstanding Amount, as calculated and determined by the Pledgee in good faith, the Pledgor shall, within one (1) Taiwan Business Day following the date on which the Collateral Value falls to or below 130% of the Outstanding


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               Amount, either provide additional Shares owned by the Pledgor to make up the shortage or, alternatively, partially prepay the Outstanding Amount so that the Collateral Value shall reach 200% of the Outstanding Amount. The Pledgor shall create and register a pledge over the additional Shares being provided as Pledged Shares on such delivery date through the book-entry system of TSCDC.

               As an alternative, the Pledgor may partially prepay the Outstanding Amount (subject to the terms of the Credit Agreement) so as to reduce said amount to a level at which the Collateral Value is again 200% of the Outstanding Amount.

        (d) In the event the Pledgor fails to make up the shortage as specified in Section 5(b) or 5(c), the Pledgee shall be entitled to exercise its rights hereunder (including, without limitation, the right to sell the Pledged Shares pursuant to the terms hereof without notice.)

6.      DIVIDENDS AND PROFITS

        (a) Profits, dividends and other distributions of income or capital in respect of the Pledged Shares distributed in cash by the Company shall be paid to the Pledgee, unless the Pledgee agrees otherwise.

        (b) In the event the Collateral Value is less than 175% of the Outstanding Amount, the profits, dividends and other distributions of income or capital in respect of the Pledged Shares distributed in the form of shares of stock by the Company to the Pledgor shall become part of the Pledged Shares, and the Pledgor shall immediately create and register such pledge over such Pledged Shares through the book-entry system of TSCDC.

7.      DEFAULT

        The Pledgee shall immediately become entitled to enforce the pledge under this Agreement and shall be entitled to sell, realize or dispose of all or any of the Pledged Shares in such manner and for such consideration as permitted by law if:

        (a) the Pledgor commits any breach or makes any default in the observance of any term, condition, undertaking or covenant contained in this Agreement; or


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        (b) an Event of Default (as defined in the Credit Agreement) shall occur with respect to the Pledgor under the Credit Agreement.

8.      VOTING RIGHTS

        Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, the Pledgee shall, to the fullest extent permitted by law, be entitled to exercise all voting and other shareholder's rights in respect of the Pledged Shares and the Pledgor shall on demand execute and deliver to the Pledgee any document or instrument required to authorize and empower the Pledgee to do so.

9.      RELEASE OF SECURITY

        Upon the payment in full in cash of the Pledgor's obligations and liabilities under the Credit Agreement in accordance with the terms and conditions thereof, the Pledgee will, at the cost and expense of the Pledgor, release the Pledged Shares to the Pledgor and agrees to promptly execute and deliver all such documents as are necessary to effect such release.

10.     CONTINUING SECURITY

        Notwithstanding any intermediate payment or settlement of account or satisfaction of the whole or any part of the moneys secured by the pledge under this Agreement, the pledge created hereunder shall be a continuing security for the discharge of the Secured Obligations and shall extend to cover all or any sum or sums of money or obligations which shall from time to time be payable to the Pledgee by the Pledgor under the Credit Agreement.

11.     NOTICES

        (a) Any notice, demand or communication from one party to another shall be made in writing and may be made by any authorized officer from time to time of the party giving, making or sending such notice, demand or communication. Any such notice, demand or communication shall become effective upon receipt.



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        (b)   Notices, demands and communications shall be sent to the
              following address of each party or any other address of such party as notified pursuant hereto:

              (i)    To the Pledgor

              Address: 2841 Mission College Blvd., Santa Clara, CA 95054
              Attn: Ronald R. Matsushima, Vice President & Corporate Treasurer Facsimile Number: 408/325-7877 or 408/325-7484
              Tel Number: 408/325-7899 or 408/588-8000
              Email: ronm@s3.com

              (ii)   To the Pledgee

              Address: 366 Madison Avenue, 3rd Floor, New York, NY 10017, U.S.A.
              Attn: Kenneth K. Foo, Assistant Vice President & Lending Officer Facsimile Number: (212) 457-6666
              Tel Number: (212) 457-8915
              Email: Kenneth.foo@ctcbny.com

12.     SEVERABILITY

        If any one or more of the provisions of this Agreement or any part thereof shall be declared or adjudged to be illegal, invalid or unenforceable under any applicable law, such illegality, invalidity or unenforceability shall not affect or invalidate any of the other provisions of this Agreement.

13.     GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of the ROC.

14.     JURISDICTION

        In case of disputes arising from or in connection with this Agreement, the parties hereto agree to submit to the non-exclusive jurisdiction of the Taipei District Court.


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15.     ENGLISH LANGUAGE

        (a)    This Agreement is made in English only.

        (b) No translation of this Agreement into Chinese or any other language shall be of any force or effect and shall be for convenience only.

16.     AMENDMENT

        This Agreement may be amended only by written agreement signed by the parties hereto.

17.     COUNTERPARTS

        This Agreement may be executed in any number of counterparts, all of which together shall constitute one original instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first written above.


Pledgee:                                       Pledgor:

Chinatrust Commercial Bank                     S3 Incorporated




By /s/ Kenneth K. Foo                          By /s/ Ronald R. Matsushima
   --------------------------------               ------------------------------
   Name:   Kenneth K. Foo                         Name:   Ronald R. Matsushima
   Title:  Assistant Vice President               Title:  Vice President and
           and Lending Officer                            Corporate Treasurer


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